Exhibit 99.1

NEWS RELEASE

Southcross Energy 1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Reports Third Quarter Results

DALLAS, Texas, November 13, 2017 - Southcross Energy Partners, L.P. (NYSE: SXE) (“Southcross,” the “Partnership,” or “SXE”) today announced third quarter financial and operating results.

Southcross’ net loss was $19.1 million for the quarter ended September 30, 2017, compared to $32.6 million for the same period in the prior year and $15.9 million for the quarter ended June 30, 2017. Adjusted EBITDA (as defined below) was $16.8 million for the quarter ended September 30, 2017, compared to $14.8 million for the same period in the prior year and $17.1 million for the quarter ended June 30, 2017. A normalized third quarter Adjusted EBITDA, adjusting for the impact of Hurricane Harvey and the one-time receipt of $1.1 million in business interruption insurance proceeds related to a 2016 event, would have been an estimated $18.2 million.

Processed gas volumes during the quarter averaged 222 MMcf/d, a decrease of 26% compared to 299 MMcf/d for the same period in the prior year and a decrease of 17% compared to 267 MMcf/d for the quarter ended June 30, 2017. This decrease was due primarily to the impact of Hurricane Harvey and the shut-down of the Conroe facility in the fourth quarter of 2016. Excluding the impact of Harvey, processed gas volumes would have been an estimated 270 MMcf/d during the quarter ended September 30, 2017, a 1% increase compared to the prior quarter.

Capital Expenditures

For the quarter ended September 30, 2017, growth and maintenance capital expenditures were $4.1 million and were related primarily to the installation of a new gas gathering pipeline in Mississippi and required safety and reliability upgrades. Southcross continues to expect that net capital expenditures for full-year 2017, including growth and maintenance expenditures, will be in the range of $18 million to $20 million and will be limited to projects with contractually committed volumes, along with recurring maintenance spending.

Liquidity and Distributable Cash Flow

As of September 30, 2017, Southcross had total outstanding debt of $532 million, including $99 million under its revolving credit facility, as compared to total outstanding debt of $547 million as of June 30, 2017.

Distributable cash flow (as defined below) for the quarter ended September 30, 2017 was $6.4 million, compared to $5.9 million for the same period in the prior year and $8.0 million for the quarter ended June 30, 2017. The Partnership did not make a cash distribution for the quarter ended September 30, 2017 and is restricted from making cash distributions until the Partnership’s consolidated total leverage ratio, as defined under its credit agreement, is at or below 5.0x to 1. At September 30, 2017, the consolidated total leverage ratio was approximately 7.8x to 1.

Merger with American Midstream Partners LP

On November 1, 2017 we announced that Southcross Holdings, LP (“Southcross Holdings”) had entered into a Contribution Agreement and the Partnership had entered into a Merger Agreement with American Midstream Partners L.P. (“AMID”) We view these agreements as a combined set of opportunities for investors of both Southcross entities to participate in a more diverse, sustainably capitalized company.

At the effective time of the merger, each publicly held common unit of the Partnership issued and outstanding or deemed issued and outstanding as of immediately prior to the effective time, will be converted into the right to receive 0.160 of an AMID Common Unit. These registered units will be listed on the New York Stock Exchange and will offer the opportunity for immediate cash distributions with strong coverage. All of the consideration to be received by Southcross Holdings pursuant to the Contribution Agreement, including cash distributions paid on any securities, will be subject to placement in escrow, locked up pursuant to a lockup agreement, and/or subject to other restrictions until the later of the passage of certain time periods or the resolution of certain outstanding uncertainties and indemnities.

As discussed in our periodic filings, on December 29, 2016, we received a waiver from the lenders under our Third Amended and Restated Revolving Credit Agreement for all events of default arising from failure to comply with the consolidated total leverage ratio debt covenant. This covenant waiver expires on March 31, 2019, at which point we anticipate that significant additional equity will be required by SXE in order to meet the covenant requirement. Absent this additional equity, all of the debt at SXE and all of the debt at Southcross Holdings will become immediately due and payable. A benefit of the proposed transactions with AMID is that under the terms of the Contribution Agreement and the Merger Agreement all of the SXE revolver and term loan debt, as well as all debt outstanding at Southcross Holdings, is required to be repaid in full at the closing of the transactions contemplated thereby.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include: the expectations, plans, strategies, objectives and growth of Southcross; and anticipated capital expenditures and Adjusted EBITDA. Additional risks include the following: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of AMID to successfully integrate SXE’s operations and employees and realize anticipated synergies and cost savings, actions by third parties, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue and other financial growth, and volatility in the price of oil, natural gas, and natural gas liquids and the credit market. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission (“SEC”). Although Southcross believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, Southcross can give no assurance they will prove to be correct. Forward-looking statements contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause Southcross’ actual results in future periods to differ materially from anticipated or projected results. Please see AMID and SXE’s “Risk Factors” and other disclosures included in their Annual Report on Form 10-K for the year ended December 31, 2016 and Forms 10-Q for the quarter ended March 31, 2017, the quarter ended June 30, 2017 and in subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov and on our website. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this press release. AMID and SXE undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

Use of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States, or GAAP. We also present the non-GAAP financial measures of Adjusted EBITDA and distributable cash flow.

We define Adjusted EBITDA as net income/loss, plus interest expense, income tax expense, depreciation and amortization expense, equity in losses of joint venture investments, certain non-cash charges (such as non-cash unit-based compensation, impairments, loss on extinguishment of debt and unrealized losses on derivative contracts), major litigation costs net of recoveries, transaction-related costs, revenue deferral adjustment, loss on sale of assets, severance expense and selected charges that are unusual or non-recurring; less interest income, income tax benefit, unrealized gains on derivative contracts, equity in earnings of joint venture investments, gain on sale of assets and selected gains that are unusual or non-recurring. Adjusted EBITDA should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

Adjusted EBITDA is a key metric used in measuring our compliance with our financial covenants under our debt agreements and is used as a supplemental measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions; operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and the attractiveness of capital projects and acquisitions and the overall rates of return on investment opportunities.

We define distributable cash flow as Adjusted EBITDA, plus interest income and income tax benefit, less cash paid for interest (net of capitalized costs), income tax expense and maintenance capital expenditures. We use distributable cash flow to analyze our liquidity. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow does not reflect changes in working capital balances. Distributable cash flow is used to assess the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition, results of operations and cash flows from operations. Reconciliations of Adjusted EBITDA and distributable cash flow to their most directly comparable GAAP measure are included in this press release. Net income and net cash provided by operating activities are the GAAP measures most directly comparable to Adjusted EBITDA. The GAAP measure most directly comparable to distributable cash flow is net cash provided by operating activities. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because each excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Additional Information and Where to Find it

This communication relates to a proposed business combination between AMID and SXE. In connection with the proposed transaction, AMID and/or SXE expect to file a proxy statement/prospectus and other documents with the Securities and Exchange Commission (“SEC”).

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (if and when available) will be mailed to unitholders of SXE. Investors and security holders will be able to obtain these materials (if and when they are available) free of charge at the SEC’s website, www.sec.gov. In addition, copies of any documents filed with the SEC may be obtained free of charge from SXE’s internet website for investors at http://investors.southcrossenergy.com, and from AMID’s investor relations website at http://www.americanmidstream.com/investorrelations. Investors and security holders also may read and copy any reports, statements and other information filed by AMID and SXE with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participation in the Solicitation of Votes

AMID and SXE and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding Southcross Energy’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017. Information regarding AMID’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 28, 2017.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Contact:
Southcross Energy Partners, L.P.
Mallory Biegler, 214-979-3720
Investor Relations
investorrelations@southcrossenergy.com

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:
Revenues	$122,099	$123,043	$364,456	$316,673
Revenues - affiliates	48,379	21,619	129,458	72,418
Total revenues	170,478	144,662	493,914	389,091

Expenses:
Cost of natural gas and liquids sold	136,723	108,572	388,362	273,638
Operations and maintenance	14,278	17,781	43,779	54,173
Depreciation and amortization	17,521	31,449	53,673	68,898
General and administrative	6,557	6,831	19,616	22,879
Impairment of assets	1,120	476	1,769	476
Loss (gain) on sale of assets, net	186	(179)	(5)	(12,755)
Total expenses	176,385	164,930	507,194	407,309

Income (loss) from operations	(5,907)	(20,268)	(13,280)	(18,218)
Other income (expense):
Equity in losses of joint venture investments	(3,218)	(3,694)	(9,865)	(10,656)
Interest expense	(9,931)	(8,598)	(28,670)	(26,601)
Gain on insurance proceeds	—	—	1,508	—
Total other expense	(13,149)	(12,292)	(37,027)	(37,257)
Loss before income tax benefit (expense)	(19,056)	(32,560)	(50,307)	(55,475)
Income tax benefit (expense)	(2)	—	(4)	2
Net loss	$(19,058)	$(32,560)	$(50,311)	$(55,473)
General partner unit in-kind distribution	(20)	(12)	(50)	(38)
Net loss attributable to partners	$(19,078)	$(32,572)	$(50,361)	$(55,511)

Earnings per unit
Net loss allocated to limited partner common units	$(11,545)	$(17,915)	$(30,590)	$(29,235)
Weighted average number of limited partner common units outstanding	48,574	36,947	48,545	33,119
Basic and diluted loss per common unit	$(0.24)	$(0.48)	$(0.63)	$(0.88)

Net loss allocated to limited partner subordinated units	$(2,902)	$(5,920)	$(7,694)	$(10,777)
Weighted average number of limited partner subordinated units outstanding	12,214	12,214	12,214	12,214
Basic and diluted loss per subordinated unit	$(0.24)	$(0.48)	$(0.63)	$(0.88)

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for unit data)
(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$14,652	$21,226
Trade accounts receivable	30,448	51,894
Accounts receivable - affiliates	18,706	7,976
Prepaid expenses	3,362	2,751
Other current assets	949	4,343
Total current assets	68,117	88,190

Property, plant and equipment, net	928,247	971,286
Investments in joint ventures	114,643	124,096
Other assets	2,499	2,504
Total assets	$1,113,506	$1,186,076

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable and accrued liabilities	$47,543	$50,639
Accounts payable - affiliates	—	524
Current portion of long-term debt	4,256	4,500
Other current liabilities	12,168	10,976
Total current liabilities	63,967	66,639

Long-term debt	518,480	543,872
Other non-current liabilities	14,333	11,936
Total liabilities	596,780	622,447

Commitments and contingencies

Partners' capital:
Common units (48,598,805 and 48,502,090 units outstanding as of September 30, 2017 and December 31, 2016, respectively)	226,031	255,124
Class B Convertible units (18,019,811 and 17,105,875 units issued and outstanding as of September 30, 2017 and December 31, 2016)	269,886	278,508
Subordinated units (12,213,713 units issued and outstanding as of September 30, 2017 and December 31, 2016)	11,066	19,240
General partner interest	9,743	10,757
Total partners' capital	516,726	563,629
Total liabilities and partners' capital	$1,113,506	$1,186,076

SOUTHCROSS ENERGY PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(50,311)	$(55,473)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	53,673	68,898
Unit-based compensation	1,241	2,635
Amortization of deferred financing costs, original issuance discount and PIK interest	2,719	2,796
Gain on sale of assets	(5)	(12,755)
Unrealized gain on financial instruments	(15)	(116)
Equity in losses of joint venture investments	9,865	10,656
Distribution from joint venture investment	—	740
Impairment of assets	1,769	476
Gain on insurance proceeds	(1,508)	—
Other, net	(411)	(247)
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	12,503	46,444
Prepaid expenses and other current assets	28	(656)
Other non-current assets	(22)	(63)
Accounts payable and accrued expenses, including affiliates	(1,912)	(24,685)
Other liabilities	(1,778)	2,553
Net cash provided by operating activities	25,836	41,203
Cash flows from investing activities:
Capital expenditures	(17,027)	(17,329)
Aid in construction receipts	8,876	—
Insurance proceeds from property damage claims, net of expenditures	2,000	125
Net proceeds from sales of assets	2,974	20,734
Investment contributions to joint venture investments	(412)	(5,327)
Net cash used in investing activities	(3,589)	(1,797)
Cash flows from financing activities:
Borrowings under our credit facility	—	3,110
Repayments under our credit facility	(24,000)	(62,250)
Repayments under our term loan agreement	(4,289)	(3,375)
Payments on capital lease obligations	(369)	(314)
Financing costs	(44)	(130)
Tax withholdings on unit-based compensation vested units	(119)	(122)
Borrowing of senior unsecured paid in-kind notes	—	14,000
Repayment of senior unsecured paid in-kind notes and paid in-kind interest	—	(14,260)
Valley Wells operating expense cap adjustment	—	4,053
Common unit issuances to Holdings for equity contributions	—	12,416
Interest on receivable due from Holdings	—	233
Net cash used in financing activities	(28,821)	(46,639)

Net decrease in cash and cash equivalents	(6,574)	(7,233)
Cash and cash equivalents — Beginning of period	21,226	11,348
Cash and cash equivalents — End of period	$14,652	$4,115

SOUTHCROSS ENERGY PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATIONAL DATA
(In thousands, except for operating data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Financial data:
Adjusted EBITDA	$16,763	$14,834	$51,851	$51,129

Maintenance capital expenditures	$1,135	$969	$2,063	$4,081
Growth capital expenditures	2,956	3,926	14,964	13,248

Distributable cash flow	$6,444	$5,925	$23,356	$22,245

Operating data:
Average volume of processed gas (MMcf/d)	222	299	248	320
Average volume of NGLs produced (Bbls/d)	27,840	29,675	30,659	35,043
Average daily throughput Mississippi/Alabama (MMcf/d)	167	136	167	146

Realized prices on natural gas volumes ($/Mcf)	$3.18	$2.76	$3.20	$2.15
Realized prices on NGL volumes ($/gal)	0.53	0.41	0.52	0.34

SOUTHCROSS ENERGY PARTNERS, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$14,552	$11,256	$25,836	$41,203
Add (deduct):
Depreciation and amortization	(17,521)	(31,449)	(53,673)	(68,898)
Unit-based compensation	(827)	(929)	(1,241)	(2,635)
Amortization of deferred financing costs, original issuance discount and PIK interest	(889)	(892)	(2,719)	(2,796)
Gain (loss) on sale of assets, net	(186)	179	5	12,755
Unrealized gain on financial instruments	(4)	61	15	116
Equity in losses of joint venture investments	(3,218)	(3,694)	(9,865)	(10,656)
Distribution from joint venture investment	—	(350)	—	(740)
Impairment of assets	(1,120)	(476)	(1,769)	(476)
Gain on insurance proceeds	—	—	1,508	—
Other, net	63	63	411	247
Changes in operating assets and liabilities:
Trade accounts receivable, including affiliates	(11,865)	(2,035)	(12,503)	(46,444)
Prepaid expenses and other current assets	1,431	(1,679)	(28)	656
Other non-current assets	87	63	22	63
Accounts payable and accrued expenses, including affiliates	1,228	(3,123)	1,912	24,685
Other liabilities	(789)	445	1,778	(2,553)
Net loss	$(19,058)	$(32,560)	$(50,311)	$(55,473)
Add (deduct):
Depreciation and amortization	$17,521	$31,449	$53,673	$68,898
Interest expense	9,931	8,598	28,670	26,601
Gain on insurance proceeds	—	—	(1,508)	—
Income tax (benefit) expense	2	—	4	(2)
Impairment of assets	1,120	476	1,769	476
Loss (gain) on sale of assets, net	186	(179)	(5)	(12,755)
Revenue deferral adjustment	754	754	2,262	2,262
Unit-based compensation	827	929	1,241	2,635
Major litigation costs, net of recoveries	95	173	244	416
Equity in losses of joint venture investments	3,218	3,694	9,865	10,656
Transaction-related costs	1,387	—	1,387	6
Severance expense	63	—	2,811	16
Retention bonus funded by Holdings	91	898	91	2,694
Valley Wells' operating expense cap adjustment	—	—	—	2,406
Fees related to Equity Cure Agreement	—	12	—	589
Distribution from joint venture investment	—	350	—	740
Expenses related to shut-down of Conroe processing plant and conversion of Gregory processing plant	681	—	1,288	—
Other, net	(55)	240	370	964
Adjusted EBITDA	$16,763	$14,834	$51,851	$51,129
Cash interest, net of capitalized costs	(9,182)	(7,940)	(26,428)	(24,805)
Income tax benefit (expense)	(2)	—	(4)	2
Maintenance capital expenditures	(1,135)	(969)	(2,063)	(4,081)
Distributable cash flow	$6,444	$5,925	$23,356	$22,245